Duke REALTY

News Release

FOR IMMEDIATE RELEASE

DUKE REALTY REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

32.1 Percent Growth in Rents on Fourth Quarter Leasing Activity

Significant Lease-Up of Speculative Projects

Development Pipeline Exceeding $1 Billion and 56 Percent Pre-Leased

2020 Guidance Issued

(INDIANAPOLIS, January 29, 2020) – Duke Realty Corporation (NYSE: DRE), the largest domestic-only, logistics REIT, today reported results for the fourth quarter and full year 2019.

Jim Connor, Chairman and Chief Executive Officer, said, "We had a great fourth quarter, which was a strong finish to a year of superb operational performance. Fourth quarter lease-up of speculative projects set the stage for further growth and a great start to 2020. During the quarter, we executed 2.3 million square feet of first generation leasing of speculative development properties, stabilizing four in-service properties and leasing a one million square foot property that we began last March and is still under development. This leasing activity outperformed our original underwriting, in both time to lease up and rental rates, and reduces our speculative exposure. Total leasing volume for the quarter, including build-to-suit and second generation leases, was 8.3 million square feet and is the first time that we've executed more than 7 million square feet of leases in three consecutive quarters. As the result of this leasing activity, we increased both in-service occupancy and total occupancy by 40 basis points from September 30, 2019.

Same-property net operating income for the fourth quarter increased from the fourth quarter of 2018 by 3.7 percent. Same property growth for the quarter was driven by continued strong rent growth which offset a 40 basis point decline in average commencement occupancy within our same-property portfolio from the fourth quarter of 2018. We anticipate net operating income from non-same store properties, which was 18.5 percent of total net operating income for the quarter, will continue to be a source of growth as we lease up recently developed properties and keep up a robust pace of new development starts.

Rental rate growth on second generation leases continued at a strong pace at 32.1 percent on a net effective basis and 11.9 percent on a cash basis. We renewed 69 percent of our expiring leases during the fourth quarter and, when considering lease expirations with an immediate backfill, our effective re-leasing percentage was 85 percent. Our renewal percentage for the quarter was a little lower than our typical run rate as we've been focused on maximizing rent growth.

In summary, we had a great 2019 from an operational standpoint and expect strong demand for our assets to continue into 2020."

Mark Denien, Executive Vice President and Chief Financial Officer, stated, "In November 2019, we issued $400 million of unsecured notes at a 2.875 percent coupon rate, which mature in 2029. These notes represent the first green bond issuance in the United States by an industrial REIT.

We enter 2020 with ample financing capacity to continue to fund development, finishing 2019 with $111 million of cash on hand, no borrowings on our line of credit and we received the final $110 million payment earlier this month on the seller notes from our 2017 medical office portfolio disposition."

Quarterly Highlights

- A complete reconciliation, in dollars and per share amounts, of net income to funds from operations ("FFO"), as defined by NAREIT, as well as to Core FFO, is included in the financial tables included in this release.

- Net income was $0.23 per diluted share for the fourth quarter of 2019, compared to $0.18 per diluted share for the fourth quarter of 2018. Net income per diluted share increased from the fourth quarter of 2018 as the result of gains on property sales. Net income for the full year 2019 was $1.18 per diluted share compared to $1.07 per diluted share for the full year 2018. Net income per share increased from 2018 as the result of continued growth in the company's asset base, operational performance and gains on property sales, which were partially offset by the impact of the accounting requirement in 2019 to immediately expense certain internal lease costs that were previously capitalizable.

- FFO, as defined by NAREIT, was $0.34 per diluted share for the fourth quarter of 2019, compared to $0.36 per diluted share for the fourth quarter of 2018. FFO per diluted share, as defined by NAREIT, decreased from the fourth quarter of 2018 due to a loss on debt extinguishment and the requirement to expense certain internal leasing costs in 2019. FFO, as defined by NAREIT, was $1.40 per diluted share for the full year 2019 compared to $1.34 per diluted share for the full year 2018. The increase from 2018 in FFO, as defined by NAREIT, was due to continued growth in the company's

asset base and improved operational performance, which was partially offset by the 2019 requirement to expense certain internal leasing costs as well as debt extinguishment costs.

- Core FFO was $0.38 per diluted share for the fourth quarter of 2019, compared to $0.35 per diluted share for the fourth quarter of 2018. Core FFO was $1.44 per diluted share for the full year 2019 compared to $1.33 per diluted share for the full year 2018. The increase to Core FFO was due to continued growth in the company's asset base and improved operational performance.

- Key indicators of the company's operating performance were as follows:
  - The company's stabilized portfolio was 97.8 percent leased at December 31, 2019, compared to 97.9 percent leased at September 30, 2019 and 98.0 percent leased at December 31, 2018.
  - The company's in-service portfolio was 96.6 percent leased at December 31, 2019 compared to 96.2 percent leased at September 30, 2019 and 96.3 percent leased at December 31, 2018.
  - The company's total portfolio, including properties under development, was 94.3 percent leased at December 31, 2019 compared to 93.9 percent leased at September 30, 2019 and 93.8 percent leased at December 31, 2018.
  - Tenant retention was 69.2 percent and 77.1 percent, respectively, for the three and twelve months ended December 31, 2019.
  - Same-property net operating income growth was 3.7 percent and 4.7 percent for the three and twelve month periods ended December 31, 2019 compared to the same periods in 2018.
  - Total leasing activity was 8.3 million square feet for the quarter and 25.6 million for the year.
  - Overall cash and annualized net effective rent growth on new and renewal leases was 11.9 percent and 32.1 percent, respectively, for the quarter and 12.0 percent and 28.6 percent, respectively, for the year.

- Capital transactions included:
  - Started five new development projects with expected costs of $307 million that were 25 percent pre-leased, resulting in $1.1 billion of development starts for the full year;
  - Property acquisitions totaling $68 million for the quarter and $217 million for the year; and

- Property dispositions totaling $110 million for the quarter and $494 million for the year

Real Estate Investment Activity

Mr. Connor further stated, "We started $307 million of developments in the fourth quarter of 2019 and finished the year with a $1.0 billion, 8.9 million square foot, development pipeline that was 56 percent leased. We believe there to be significant future net operating income growth potential in this pipeline as the projects are completed through the end of 2020, especially rent growth potential considering that 74 percent of our pipeline is in coastal Tier 1 markets."

Development

The fourth quarter included the following development activity:

Consolidated Properties

- The company started five development projects, with expected costs of $307 million, totaling 2.6 million square feet. These development starts included a 100 percent leased, 664,000 square foot project in Atlanta; a 1.1 million square foot speculative project in Southern California; a 622,000 square foot speculative project in Northern New Jersey; a 166,000 square foot speculative project in Raleigh and a 106,000 square foot expansion to an existing property in Savannah.
- Two projects, totaling 937,000 square feet, were placed in service. Both of these projects were vacant when placed in service, but one of the projects, totaling 662,000 square feet, was leased before the end of the year.

Acquisitions

Building acquisitions totaled $68 million in the fourth quarter and included the following consolidated properties:

- A 241,000 square foot, 100 percent leased, project in South Florida; and
- A 219,000 square foot, 100 percent leased, project in Northern California.

Building Dispositions

Building dispositions totaled $110 million in the fourth quarter and included the following:

Consolidated Property

A one million square foot, 100 percent leased, property in Indianapolis.

Unconsolidated Joint Venture Properties

- A 972,000 square foot, 100 percent leased, property in Columbus that was sold by a 50 percent-owned joint venture.

- A 708,000 square foot, 78 percent leased, property in Indianapolis that was sold by a 50 percent-owned joint venture.

Distributions Declared

The company's board of directors declared a quarterly cash distribution on its common stock of $0.235 per share, or $0.94 per share on an annualized basis. The fourth quarter dividend will be payable on February 28, 2020 to shareholders of record on February 14, 2020.

2020 Earnings Guidance

A reconciliation of the company's guidance for diluted net income per common share to FFO, as defined by NAREIT, and to Core FFO is included in the financial tables to this release. The company issued guidance for net income of $0.92 to $1.14 per diluted share. The company issued guidance for FFO, as defined by NAREIT, of $1.42 to $1.52 per diluted share.

"We are introducing 2020 guidance for Core FFO of $1.48 to $1.54 per diluted share as well as guidance for an increase in AFFO of between 3.1 percent and 7.7 percent on a share-adjusted basis. Our operating focus in 2020 will be to drive rent growth and minimize capital expenditures, possibly risking some occupancy as we continue to push for deal quality. Due to speculative projects coming on-line and pending lease expirations, we expect occupancy to trend down slightly as the year progresses, although our range of guidance for average in-service occupancy in 2020 is between 95.1 percent and 97.1 percent, which is consistent with 2019.

Our range of guidance for average percent leased of our stabilized portfolio is between 96.0 percent and 98.0 percent. The expected slight decrease in stabilized occupancy will be a drag on same property NOI growth. We will continue to focus on rental rate growth and asset management, however, and expect rent growth to drive overall growth in same property net operating income to an expected range of between 3.6 percent and 4.4 percent.

We will also continue to focus on development opportunities which will include speculative projects in certain markets and a good prospect list for build-to-suit developments. Our overall development starts for 2020 will depend on maintaining our development pipeline near 50 percent leased, and our guidance for 2020 development starts is between $675 million and $875 million."

Ranges for the other key assumptions underlying this guidance are as follows:

- Dispositions of properties, mostly in the Midwest and other targeted submarkets, in a range of $300 million to $500 million, with the proceeds used to fund development and acquisitions
- Acquisitions of properties in a range of $100 million to $300 million
- General and administrative expenses ranging from $55 million to $59 million

More specific assumptions and components of the company's 2020 guidance will be available by 6:00 p.m. Eastern Time today through the Investor Relations section of the company's website.

FFO and AFFO Reporting Definitions

FFO: FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT") Funds from Operations White Paper - 2018 Restatement. It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles ("GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Core FFO: Core FFO is computed as FFO adjusted for certain items that are generally non-cash in nature and that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include tax expenses or benefits related to (i) changes in deferred tax asset valuation allowances, (ii) changes in tax exposure accruals that were established as the result of the previous adoption of new accounting principles, or (iii) taxable income (loss) related to other items excluded from FFO or Core FFO (collectively referred to as "other income tax items"), gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities and the expense impact of costs attributable to successful leasing activities. Although our calculation of Core FFO differs from NAREIT's definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance.

AFFO: AFFO is defined by the company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock

compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures.

Same-Property Performance

The company includes same-property net operating income growth as a property-level supplemental measure of performance. The company utilizes same-property net operating income growth as a supplemental measure to evaluate property-level performance, and jointly-controlled properties are included at the company's ownership percentage.

A reconciliation of income from continuing operations before income taxes to same-property net operating income is included in the financial tables to this release. A description of the properties that are excluded from the company's same-property net operating income measure is included on page 16 of its December 31, 2019 supplemental information.

About Duke Realty Corporation

Duke Realty Corporation owns and operates approximately 155 million rentable square feet of industrial assets in 20 major logistics markets. Duke Realty Corporation is publicly traded on the NYSE under the symbol DRE and is a member of the S&P 500 Index. More information about Duke Realty Corporation is available at www.dukerealty.com.

Fourth Quarter Earnings Call and Supplemental Information

Duke Realty Corporation is hosting a conference call tomorrow, January 30, 2020, at 3:00 p.m. ET to discuss its fourth quarter operating results. All investors and other interested parties are invited to listen to the call. Access is available through the Investor Relations section of the company's website.

A copy of the company's supplemental information will be available by 6:00 p.m. ET today through the Investor Relations section of the company's website.

Cautionary Notice Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding the company's future financial position or results, future dividends, and future performance, are forward-looking statements. Those statements include statements regarding the intent, belief, or current expectations of the company, members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as "may," "will," "seeks," "anticipates," "believes," "estimates," "expects," "plans," "intends," "should," or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company's abilities to control or predict. Such factors include, but are not limited to, (i) general adverse economic and local real estate conditions; (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business; (iii) financing risks, such as the inability to obtain equity,

debt or other sources of financing or refinancing on favorable terms, if at all; (iv) the company's ability to raise capital by selling its assets; (v) changes in governmental laws and regulations; (vi) the level and volatility of interest rates and foreign currency exchange rates; (vii) valuation of joint venture investments; (viii) valuation of marketable securities and other investments; (ix) valuation of real estate; (x) increases in operating costs; (xi) changes in the dividend policy for the company's common stock; (xii) the reduction in the company's income in the event of multiple lease terminations by tenants; (xiii) impairment charges, (xiv) the effects of geopolitical instability and risks such as terrorist attacks; (xv) the effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes; and (xvi) the effect of any damage to our reputation resulting from developments relating to any of items (i) – (xv). Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company's filings with the Securities and Exchange Commission. The company refers you to the section entitled "Risk Factors" contained in the company's Annual Report on Form 10-K for the year ended December 31, 2018. Copies of each filing may be obtained from the company or the Securities and Exchange Commission.

The risks included here are not exhaustive and undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to the company, its management, or persons acting on their behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.

Contact Information:

Investors:
Ron Hubbard
317.808.6060

Media:
Helen McCarthy
317.708.8010

Duke Realty Corporation and Subsidiaries
Consolidated Statement of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,	
	2019	2018	**2019**	2018
Revenues:				
Rental and related revenue	**$ 217,387**	$ 202,858	**$ 855,833**	$ 785,319
General contractor and service fee revenue	**13,088**	67,999	**117,926**	162,551
	230,475	270,857	**973,759**	947,870
Expenses:				
Rental expenses	**18,161**	17,878	**75,584**	71,436
Real estate taxes	**32,964**	31,412	**129,520**	125,269
General contractor and other services expenses	**12,151**	64,517	**111,566**	153,909
Depreciation and amortization	**84,303**	80,001	**327,223**	312,217
	147,579	193,808	**643,893**	662,831
Other operating activities:				
Equity in earnings of unconsolidated joint ventures	**18,812**	5,923	**31,406**	21,444
Gain on sale of properties	**30,578**	10,247	**234,653**	204,988
Gain on land sales	**876**	3,113	**7,445**	10,334
Other operating expenses	**(803)**	(1,329)	**(5,318)**	(5,231)
Non-incremental costs related to successful leases	**(5,676)**	—	**(12,402)**	—
General and administrative expenses	**(11,766)**	(12,777)	**(60,889)**	(56,218)
	32,021	5,177	**194,895**	175,317
Operating income	**114,917**	82,226	**524,761**	460,356
Other income (expenses):				
Interest and other income, net	**2,564**	3,915	**9,941**	17,234
Interest expense	**(21,510)**	(22,869)	**(89,756)**	(85,006)
Loss on debt extinguishment	**(6,307)**	(148)	**(6,320)**	(388)
Gain on involuntary conversion	**—**	—	**2,259**	—
Income from continuing operations, before income taxes	**89,664**	63,124	**440,885**	392,196
Income tax (expense) benefit	**(2,221)**	667	**(8,686)**	(8,828)
Income from continuing operations	**87,443**	63,791	**432,199**	383,368
Discontinued operations:				
Income before gain on sales	**—**	—	**—**	108
Gain on sale of properties	**79**	635	**445**	3,792
Income from discontinued operations	**79**	635	**445**	3,900
Net income	**87,522**	64,426	**432,644**	387,268
Net income attributable to noncontrolling interests	**(720)**	(530)	**(3,672)**	(3,539)
Net income attributable to common shareholders	**$ 86,802**	$ 63,896	**$ 428,972**	$ 383,729
Basic net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.24**	$ 0.18	**$ 1.18**	$ 1.06
Discontinued operations attributable to common shareholders	**—**	—	**—**	0.01
Total	**$ 0.24**	$ 0.18	**$ 1.18**	$ 1.07
Diluted net income per common share:				
Continuing operations attributable to common shareholders	**$ 0.23**	$ 0.18	**$ 1.18**	$ 1.06
Discontinued operations attributable to common shareholders	**—**	—	**—**	0.01
Total	**$ 0.23**	$ 0.18	**$ 1.18**	$ 1.07

Duke Realty Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited and in thousands)

	December 31, 2019	December 31, 2018
ASSETS		
Real estate investments:		
Real estate assets	$ 7,993,377	$ 7,248,346
Construction in progress	550,926	477,162
Investments in and advances to unconsolidated joint ventures	133,074	110,795
Undeveloped land	254,537	360,816
	8,931,914	8,197,119
Accumulated depreciation	(1,480,461)	(1,344,176)
Net real estate investments	7,451,453	6,852,943
Real estate investments and other assets held-for-sale	18,463	1,082
Cash and cash equivalents	110,891	17,901
Accounts receivable	20,349	14,254
Straight-line rent receivable	129,344	109,334
Receivables on construction contracts, including retentions	25,607	41,215
Deferred leasing and other costs, net	320,444	313,799
Restricted cash held in escrow for like-kind exchange	1,673	—
Notes receivable from property sales	110,000	272,550
Other escrow deposits and other assets	232,338	180,946
	$ 8,420,562	$ 7,804,024
LIABILITIES AND EQUITY		
Indebtedness:		
Secured debt, net of deferred financing costs	$ 34,023	$ 79,563
Unsecured debt, net of deferred financing costs	2,880,742	2,548,938
Unsecured line of credit	—	30,000
	2,914,765	2,658,501
Liabilities related to real estate investments held-for-sale	887	—
Construction payables and amounts due subcontractors, including retentions	68,840	92,288
Accrued real estate taxes	69,042	73,358
Accrued interest	14,181	16,153
Other liabilities	223,680	205,433
Tenant security deposits and prepaid rents	48,907	45,048
Total liabilities	3,340,302	3,090,781
Shareholders' equity:		
Common shares	3,680	3,589
Additional paid-in capital	5,525,463	5,244,375
Accumulated other comprehensive loss	(35,036)	(4,676)
Distributions in excess of net income	(475,992)	(585,087)
Total shareholders' equity	5,018,115	4,658,201
Noncontrolling interests	62,145	55,042
Total equity	5,080,260	4,713,243
	$ 8,420,562	$ 7,804,024

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Three Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

	2019			2018		
	Amount	Wtd. Avg. Shares	Per Share	Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	$ 86,802			$ 63,896		
Less dividends on participating securities	(360)			(425)		
Net income per common share-basic	**86,442**	**367,603**	**$ 0.24**	**63,471**	**358,561**	**$ 0.18**
Add back:						
Noncontrolling interest in earnings of unitholders	707	3,122		526	3,111	
Other potentially dilutive securities	213	1,739		—	864	
Net income attributable to common shareholders-diluted	**$ 87,362**	**372,464**	**$ 0.23**	**$ 63,997**	**362,536**	**$ 0.18**
Reconciliation to FFO						
Net income attributable to common shareholders	**$ 86,802**	**367,603**		**$ 63,896**	**358,561**	
Adjustments:						
Depreciation and amortization	84,303			80,001		
Depreciation, amortization and other - unconsolidated joint ventures	2,455			2,499		
Gains on sales of properties	(30,657)			(10,882)		
Gains on land sales	(876)			(3,113)		
Income tax expense (benefit) triggered by depreciable property sales	2,221			(667)		
Gains on sales of real estate assets - unconsolidated joint ventures	(16,380)			(3,908)		
Impairment charges - unconsolidated joint ventures	—			2,214		
Noncontrolling interest share of adjustments	(346)			(568)		
NAREIT FFO attributable to common shareholders - basic	**127,522**	**367,603**	**$ 0.35**	**129,472**	**358,561**	**$ 0.36**
Noncontrolling interest in income of unitholders	707	3,122		526	3,111	
Noncontrolling interest share of adjustments	346			568		
Other potentially dilutive securities		2,342			2,811	
NAREIT FFO attributable to common shareholders - diluted	**$ 128,575**	**373,067**	**$ 0.34**	**$ 130,566**	**364,483**	**$ 0.36**
Gains on involuntary conversion - including share of unconsolidated joint venture	—			(2,500)		
Loss on debt extinguishment	6,307			148		
Non-incremental costs related to successful leases	5,676			—		
Core FFO attributable to common shareholders - diluted	**$ 140,558**	**373,067**	**$ 0.38**	**$ 128,214**	**364,483**	**$ 0.35**
AFFO						
Core FFO - diluted	$ 140,558	373,067	$ 0.38	$ 128,214	364,483	$ 0.35
Adjustments:						
Straight-line rental income and expense	(4,658)			(8,278)		
Amortization of above/below market rents and concessions	(3,020)			(734)		
Stock based compensation expense	2,543			1,960		
Noncash interest expense	1,327			1,544		
Second generation concessions	(665)			(29)		
Second generation tenant improvements	(6,877)			(6,242)		
Second generation leasing costs	(7,980)			(9,703)		
Building improvements	(5,938)			(6,782)		
AFFO - diluted	**$ 115,290**	**373,067**		**$ 99,950**	**364,483**	

Duke Realty Corporation and Subsidiaries
Summary of EPS, FFO and AFFO
Twelve Months Ended December 31,
(Unaudited and in thousands, except per share amounts)

	2019				2018			
		Amount	Wtd. Avg. Shares	Per Share		Amount	Wtd. Avg. Shares	Per Share
Net income attributable to common shareholders	**$**	**428,972**			**$**	**383,729**		
Less dividends on participating securities		(1,487)				(1,675)		
Net income per common share-basic		**427,485**	**362,234**	**$ 1.18**		**382,054**	**357,569**	**$ 1.07**
Add back:								
Noncontrolling interest in earnings of unitholders		3,678	3,118			3,528	3,290	
Other potentially dilutive securities		1,487	1,987			1,675	2,438	
Net income attributable to common shareholders-diluted	**$**	**432,650**	**367,339**	**$ 1.18**		**387,257**	**363,297**	**$ 1.07**
Reconciliation to FFO								
Net income attributable to common shareholders	**$**	**428,972**	**362,234**		**$**	**383,729**	**357,569**	
Adjustments:								
Depreciation and amortization		327,223				312,217		
Depreciation, amortization and other - unconsolidated joint ventures		10,083				9,146		
Gains on sales of properties		(235,098)				(208,780)		
Gains on land sales		(7,445)				(10,334)		
Income tax expense triggered by sales of real estate assets		8,686				8,828		
Gains on sales of real estate assets - unconsolidated joint ventures		(21,239)				(12,094)		
Impairment charges - unconsolidated joint ventures		—				2,214		
Noncontrolling interest share of adjustments		(702)				(923)		
NAREIT FFO attributable to common shareholders - basic		**510,480**	**362,234**	**$ 1.41**		**484,003**	**357,569**	**$ 1.35**
Noncontrolling interest in income of unitholders		3,678	3,118			3,528	3,290	
Noncontrolling interest share of adjustments		702				923		
Other potentially dilutive securities			1,987				2,438	
NAREIT FFO attributable to common shareholders - diluted	**$**	**514,860**	**367,339**	**$ 1.40**	**$**	**488,454**	**363,297**	**$ 1.34**
Gains on involuntary conversion - including share of unconsolidated joint venture		(3,559)				(3,897)		
Loss on debt extinguishment		6,320				388		
Non-incremental costs related to successful leases		12,402				—		
Core FFO attributable to common shareholders - diluted	**$**	**530,023**	**367,339**	**$ 1.44**	**$**	**484,945**	**363,297**	**$ 1.33**
AFFO								
Core FFO - diluted	$	530,023	367,339	$ 1.44	$	484,945	363,297	$ 1.33
Adjustments:								
Straight-line rental income and expense		(20,724)				(26,037)		
Amortization of above/below market rents and concessions		(7,566)				(2,332)		
Stock based compensation expense		19,801				20,198		
Noncash interest expense		5,904				5,788		
Second generation concessions		(999)				(164)		
Second generation tenant improvements		(15,183)				(18,436)		
Second generation leasing commissions		(22,178)				(25,935)		
Building improvements		(12,685)				(9,947)		
AFFO - diluted	**$**	**476,393**	**367,339**		**$**	**428,080**	**363,297**	

Duke Realty Corporation and Subsidiaries
Reconciliation of Same Property Net Operating Income Growth
(Unaudited and in thousands)

	Three Months Ended			
	December 31, 2019		December 31, 2018	
Income from continuing operations before income taxes	$	89,664	$	63,124
Share of same property NOI from unconsolidated joint ventures		4,368		4,171
Income and expense items not allocated to segments		77,337		94,011
Earnings from service operations		(937)		(3,482)
Properties not included and other adjustments		(38,271)		(30,350)
Same property NOI - Cash Basis	$	132,161	$	127,474
Percent Change		3.7%		

	Twelve Months Ended			
	December 31, 2019		December 31, 2018	
Income from continuing operations before income taxes	$	440,885	$	392,196
Share of same property NOI from unconsolidated joint ventures		17,066		16,186
Income and expense items not allocated to segments		215,218		209,032
Earnings from service operations		(6,360)		(8,642)
Properties not included and other adjustments		(145,078)		(110,226)
Same property NOI - Cash Basis	$	521,731	$	498,546
Percent Change		4.7%		

Duke Realty Corporation and Subsidiaries
Reconciliation of 2020 FFO Per Diluted Share Guidance
(Unaudited)

	Pessimistic		Optimistic	
Net income attributable to common shareholders - diluted	**$**	**0.92**	**$**	**1.14**
Depreciation		0.97		0.93
Gains on Sale of Properties		(0.49)		(0.57)
Share of Joint Venture Adjustments		0.02		0.02
NAREIT FFO attributable to common shareholders - diluted	**$**	**1.42**	**$**	**1.52**
Non-incremental costs related to successful leases		0.04		0.02
Other reconciling items		0.02		—
Core FFO attributable to common shareholders - diluted	**$**	**1.48**	**$**	**1.54**